EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended December 31, 2019 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2018 of American Finance Trust, Inc. (the “Company”) filed on March 7, 2019, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of Class B Units and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units, expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2019

Financial Results (Amounts in thousands, except per share data, ratios and percentages)
Revenue from tenants	76,231
Net loss attributable to common stockholders	$(4,827)
Basic and diluted net loss per share attributable to common stockholders	$(0.04)
Cash NOI [1]	$57,733
Adjusted EBITDA [1]	$50,810
AFFO attributable to stockholders [1]	$25,220
Dividends declared [2]	$29,468

Balance Sheet and Capitalization (Amounts in thousands, except per share data, ratios and percentages)
Gross asset value [3]	$4,019,240
Net debt [4] [5]	$1,574,703
Total consolidated debt [5]	$1,656,601
Total assets	$3,490,188
Liquidity [6]	$232,803

Common shares outstanding as of December 31, 2019	108,475

Net debt to gross asset value	39.2%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	7.7	x

Weighted-average interest rate cost [7]	4.3%
Weighted-average debt maturity (years) [8]	3.8
Interest Coverage Ratio [9]	2.8	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.3	$1.5	$3.8
Number of properties	786	33	819
Square footage (in millions)	11.3	7.2	18.5
Annualized straight-line rent (in millions) [10]	$178.7	$88.5	$267.2
Straight-line rent per leased square foot	$15.8	$14.2	$15.2
Occupancy [11]	99.3%	87.1%	94.6%
Weighted-average remaining lease term (years) [12]	10.8	4.9	8.8
% investment grade [13]	81.6%	—%	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	37.3%	N/A
% of leases with rent escalators [15]	86.6%	67.7%	80.3%
Average annual rent escalator [15]	1.3%	1.3%	1.3%
__________

[1]	This Non-GAAP metric is reconciled below.

[2]	Represents dividends declared on shares of the Company's common stock payable to holders of record on the applicable record date.

[3]	Defined as total assets plus accumulated depreciation and amortization as of December 31, 2019.

[4]	Represents total debt outstanding less cash and cash equivalents.

[5]	Excludes the effect of deferred financing costs, net and mortgage premiums, net.

[6]
Liquidity includes the amount available for future borrowings under the Company’s credit facility of $150.9 million and cash and cash equivalents. In accordance with the Company's credit facility, the Company is permitted to pay distributions in an aggregate amount not exceeding 105% of Modified FFO for any applicable period if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio after giving effect to the payments and also has a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $60.0 million. The Company relied on this exception for the two consecutive fiscal quarters ended September 30, 2019 and the three consecutive fiscal quarters ended December 31, 2019. The Company also expects it will rely on this exception in future periods.

[7]	Weighted based on the outstanding principal balance of the debt as of December 31, 2019.

[8]
Weighted based on the outstanding principal balance of the debt as of December 31, 2019 and does not reflect any changes to maturity dates subsequent to December 31, 2019. The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

[9]
The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended December 31, 2019. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

[10]	Calculated using the most recent available lease terms as of December 31, 2019.

[11]	Only includes leases which have commenced and were taken possession by the tenant as of December 31, 2019.

[12]	The weighted-average remaining lease term (years) is based on straight-line rent.

[13]
As used herein, Investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. Ratings information is as of December 31, 2019. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 46.0% actual investment grade rated and 35.6% implied investment grade rated.

[14]	Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 23.4% actual investment grade rated and 13.9% implied investment grade rated.

[15]	Based on annualized straight-line rent as of December 31, 2019. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	December 31,
	2019	2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$685,889	$629,190
Buildings, fixtures and improvements	2,681,485	2,441,659
Acquired intangible lease assets	448,175	413,948
Total real estate investments, at cost	3,815,549	3,484,797
Less: accumulated depreciation and amortization	(529,052)	(454,614)
Total real estate investments, net	3,286,497	3,030,183
Cash and cash equivalents	81,898	91,451
Restricted cash	17,942	18,180
Deposits for real estate acquisitions	85	3,037
Derivative assets, at fair vale	—	—
Goodwill	—	1,605
Deferred costs, net	17,467	16,222
Straight-line rent receivable	46,976	37,911
Operating lease right-of-use assets	18,959	—
Prepaid expenses and other assets (including $503 and $0 due from related parties as of December 31, 2019 and 2018, respectively)	19,188	19,439
Assets held for sale	1,176	44,519
Total assets	$3,490,188	$3,262,547

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,310,943	$1,196,113
Credit facility	333,147	324,700
Market lease liabilities, net	84,041	89,938
Accounts payable and accrued expenses (including $1,153 and $2,634 due to related parties as of December 31, 2019 and 2018, respectively)	26,817	28,383
Operating lease liabilities	19,318	—
Derivative liabilities, at fair value	—	531
Deferred rent and other liabilities	10,392	13,067
Dividends payable	3,300	80
Total liabilities	1,787,958	1,652,812

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 8,796,000 shares authorized, 6,917,230 issued and outstanding as of December 31, 2019 and no shares issued and outstanding as of December 31, 2018	69	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 108,475,266 and 106,230,901 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1,085	1,063
Additional paid-in capital	2,615,089	2,412,915
Accumulated other comprehensive (loss) income	—	(531)
Distributions in excess of accumulated earnings	(932,912)	(812,047)
Total stockholders' equity	1,683,331	1,601,400
Non-controlling interests	18,899	8,335
Total equity	1,702,230	1,609,735
Total liabilities and equity	$3,490,188	$3,262,547

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

`Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue from tenants	$76,231	$72,863	$79,109	$71,541

Operating expenses:
Asset management fees to related party	6,777	6,545	6,335	6,038
Property operating expense	14,344	12,398	13,137	12,836
Impairment of real estate investments	—	—	4	823
Acquisition, transaction and other costs	3,022	489	1,892	854
Listing fees	—	—	—	—
Vesting and conversion of Class B Units	—	—	—	—
Equity-based compensation	3,211	3,217	3,268	3,021
General and administrative	4,300	3,573	6,441	6,061
Depreciation and amortization	31,802	29,901	30,924	32,086
Goodwill impairment	—	—	1,605	—
Total operating expenses	63,456	56,123	63,606	61,719
Operating income (loss) before gain on sale of real estate investments	12,775	16,740	15,503	9,822
Gain on sale of real estate investments	4,519	1,933	14,365	2,873
Operating income (loss)	17,294	18,673	29,868	12,695
Other (expense) income:
Interest expense	(18,990)	(18,569)	(21,995)	(18,440)
Other income	367	48	667	2,545
Total other expense, net	(18,623)	(18,521)	(21,328)	(15,895)
Net (loss) income	(1,329)	152	8,540	(3,200)
Net loss (income) attributable to non-controlling interests	(1)	(4)	(14)	3
Preferred stock dividends	(3,497)	(3,079)	(642)	(30)
Net (loss) income attributable to common stockholders	$(4,827)	$(2,931)	$7,884	$(3,227)

Basic and Diluted Net (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.04)	$(0.03)	$0.07	$(0.03)
Weighted-average shares outstanding — Basic	107,286,620	106,139,668	106,075,741	106,076,588
Weighted-average shares outstanding — Diluted	107,286,620	106,139,668	106,394,277	106,076,588
__________

[1]
For the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, includes litigation costs related to the Merger of $0.7 million, $0.2 million, $0.2 million and $0.3 million, respectively.

[2]
For the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.2 million, $0.3 million, $0.3 million and$0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net income (loss)	$(1,329)	$152	$8,540	$(3,200)
Depreciation and amortization	31,802	29,901	30,924	32,086
Interest expense	18,990	18,569	21,995	18,440
EBITDA [1]	49,463	48,622	61,459	47,326
Impairment of real estate investments	—	—	4	823
Acquisition, transaction and other costs [2]	3,022	489	1,892	854
Equity-based compensation [3]	3,211	3,217	3,268	3,021
Gain on sale of real estate investments	(4,519)	(1,933)	(14,365)	(2,873)
Other income	(367)	(48)	(667)	(2,545)
Goodwill impairment	—	—	1,605	—
Adjusted EBITDA [1]	50,810	50,347	53,196	46,606
Asset management fees to related party	6,777	6,545	6,335	6,038
General and administrative	4,300	3,573	6,441	6,061
NOI [1]	61,887	60,465	65,972	58,705
Amortization of market lease and other intangibles, net	(1,307)	(2,503)	(1,723)	(1,839)
Straight-line rent	(2,847)	(2,716)	(1,566)	(1,196)
Cash NOI [1]	$57,733	$55,246	$62,683	$55,670

Cash Paid for Interest:
Interest expense	$18,990	$18,569	$21,995	$18,440
Amortization of deferred financing costs, net and change in accrued interest	(2,394)	(725)	(3,062)	(1,329)
Amortization of mortgage premiums and discounts on borrowings	1,344	839	839	794
Total cash paid for interest	$17,940	$18,683	$19,772	$17,905
__________

[1]	For the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in Revenue from tenants in the consolidated statements of operations.

[2]
For the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, includes litigation costs related to the Merger of $0.7 million, $0.2 million, $0.2 million and $0.3 million, respectively.

[3]
For the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.2 million, $0.3 million, $0.3 million and$0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$(4,827)	$(2,931)	$7,884	$(3,227)
Impairment of real estate investments	—	—	4	823
Depreciation and amortization	31,802	29,901	30,924	32,086
Gain on sale of real estate investments	(4,519)	(1,933)	(14,365)	(2,873)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(44)	(45)	(27)	(49)
FFO attributable to common stockholders [1]	22,412	24,992	24,420	26,760
Acquisition, transaction and other costs [2]	3,022	489	1,892	854
Litigation cost reimbursements related to the Merger [3]	(316)	—	(115)	(1,833)
Amortization of market lease and other intangibles, net	(1,307)	(2,503)	(1,723)	(1,839)
Straight-line rent	(2,847)	(2,716)	(1,566)	(1,196)
Amortization of mortgage premiums and discounts on borrowings	(1,344)	(839)	(839)	(794)
Equity-based compensation [4]	3,211	3,217	3,268	3,021
Amortization of deferred financing costs, net and change in accrued interest	2,394	725	3,062	1,329
Goodwill impairment [5]	—	—	1,605	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(5)	3	(7)	1
AFFO attributable to common stockholders [1]	$25,220	$23,368	$29,997	$26,303

Weighted-average common shares outstanding (in thousands)	107,287	106,140	106,394	106,077
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$(0.04)	$(0.03)	$0.07	$(0.03)
FFO per common share	$0.21	$0.24	$0.23	$0.25
AFFO per common share	$0.24	$0.22	$0.28	$0.25
Dividends declared [6]	$29,468	$29,212	$29,213	$29,207
__________

[1]
FFO and AFFO for the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in Revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO, consistent with what the Company believes to be general industry practice.

[2]	Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.

[3]	Included in "Other income" in the Company's consolidated statement of operations.

[4]	Includes expense related to the amortization of the Company's restricted common shares and LTIP Units.

[5]	This is a non-cash item and is added back as it is not considered indicative of operating performance.

[6]	Represents dividends declared to common stockholders.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Debt Overview
As of December 31, 2019
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2020	245	0.8	4.5%	$538,411
2021	108	1.4	5.3%	206,882
2022	—	—	—%	2,311
2023	—	—	—%	2,643
2024	1	4.2	5.0%	22,287
Thereafter	264	7.8	4.2%	550,920
Total Non-Recourse Debt	618	4.0	4.5%	1,323,454	80%

Recourse Debt [1]
Credit Facility [2]		3.3	3.8%	333,147
Total Recourse Debt		3.3	3.8%	333,147	20%

Total Debt		3.8	4.3%	$1,656,601	100%
__________

[1]	Recourse debt is debt that is guaranteed by the Company.

[2]	The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.

[3]	Weighted based on the outstanding principal balance of the debt.

[4]	As of December 31, 2019, the Company’s total combined debt was 79.9% fixed rate or swapped to a fixed rate and 20.1% floating rate.

[5]	Excludes the effect of deferred financing costs, net and mortgage premiums, net.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of December 31, 2019
Amounts in thousands

Future Minimum Base Rent Payments [1]
2020	$252,892
2021	244,424
2022	233,507
2023	220,928
2024	202,147
Thereafter	1,251,529
Total	$2,405,427
__________

[1]
Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of December 31, 2019
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Truist Bank (f/k/a SunTrust Bank)	Retail	Retail Banking	$18,451	7%	9.6	Yes
Sanofi US	Office	Pharmaceuticals	17,143	6%	13.0	Yes
Mountain Express	Retail	Gas/Convenience	13,237	5%	18.7	Yes
AmeriCold	Distribution	Refrigerated Warehousing	12,720	5%	7.7	Yes
Fresenius	Retail	Healthcare	11,376	4%	8.6	Yes
Tenants 6 - 10	Various	Various	36,433	14%	10.9	5 of 5 - Yes
Subtotal			109,360	41%	11.3

Remaining portfolio			157,869	59%

Total Portfolio			$267,229	100%
__________

[1]	Calculated using the most recent available lease terms as of December 31, 2019.

[2]	Based on annualized straight-line rent as of December 31, 2019.

[3]	The top ten tenants are 60.6% actual investment grade rated and 39.4% implied investment grade rated (see page 6 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Diversification by Property Type
As of December 31, 2019
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$212,273	79%	12,740	69%
Industrial and Distribution	28,857	11%	4,351	23%
Office	26,099	10%	1,442	8%
Total	$267,229	100%	18,533	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$105,027	50%	3,581	30%
Traditional retail [4]	18,699	9%	1,944	16%
Multi-Tenant:
Experiential/e-commerce defensive [5]	43,180	20%	2,450	21%
Other traditional retail	45,367	21%	3,807	32%
Total	$212,273	100%	11,782	100%
__________

[1]	Calculated using the most recent available lease terms as of December 31, 2019.

[2]	Represents total rentable square feet of retail properties occupied as of December 31, 2019.

[3]	Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, healthcare, and auto services sectors.

[4]
Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement.

[5]	Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Diversification by Geography
As of December 31, 2019
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$14,735	5.5%	1,362	7.2%
Alaska	409	0.2%	9	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	2,284	0.9%	85	0.5%
California	228	0.1%	9	0.1%
Colorado	776	0.3%	51	0.3%
Connecticut	1,640	0.6%	84	0.5%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	3	0.1%
Florida	19,161	7.2%	1,159	6.2%
Georgia	27,186	10.2%	1,924	10.3%
Idaho	331	0.1%	14	0.1%
Illinois	9,937	3.7%	706	3.7%
Indiana	2,015	0.8%	89	0.5%
Iowa	2,752	1.0%	166	0.9%
Kansas	3,098	1.2%	264	1.4%
Kentucky	9,734	3.6%	626	3.4%
Louisiana	5,119	1.9%	316	1.7%
Maine	202	0.1%	12	0.1%
Maryland	1,239	0.5%	36	0.2%
Massachusetts	6,069	2.3%	589	3.2%
Michigan	6,223	2.3%	373	2.0%
Minnesota	11,350	4.2%	761	4.0%
Mississippi	3,522	1.3%	178	1.0%
Missouri	5,831	2.2%	486	2.6%
Montana	1,243	0.5%	44	0.2%
Nebraska	514	0.2%	12	0.1%
Nevada	6,696	2.5%	408	2.2%
New Hampshire	127	—%	6	0.1%
New Jersey	18,655	7.0%	818	4.4%
New Mexico	629	0.2%	47	0.3%
New York	2,351	0.9%	172	0.9%
North Carolina	18,514	6.9%	1,521	8.2%
North Dakota	1,222	0.5%	170	0.9%
Ohio	17,020	6.4%	906	4.9%
Oklahoma	8,920	3.3%	849	4.6%
Pennsylvania	9,423	3.5%	543	2.9%
Rhode Island	2,419	0.9%	149	0.8%
South Carolina	14,062	5.3%	1,446	7.8%
South Dakota	339	0.1%	47	0.3%
Tennessee	4,239	1.6%	299	1.6%
Texas	12,422	4.6%	822	4.4%
Utah	189	0.1%	7	0.1%
Virginia	3,418	1.3%	211	1.1%
West Virginia	1,876	0.7%	100	0.5%
Wisconsin	7,028	2.6%	560	3.0%
Wyoming	1,318	0.5%	67	0.4%
Total	267,229	100.0%	18,533	100.0%
__________

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

[1]	Calculated using the most recent available lease terms as of December 31, 2019.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2019 (Unaudited)

Lease Expirations
As of December 31, 2019
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2020	101	$7,107	2.7%	398	2.3%
2021	83	16,717	6.3%	1,441	8.2%
2022	93	12,110	4.5%	1,134	6.5%
2023	111	16,784	6.3%	1,185	6.8%
2024	105	20,377	7.6%	1,478	8.4%
2025	95	22,056	8.3%	1,681	9.6%
2026	43	15,603	5.8%	1,017	5.8%
2027	94	32,796	12.3%	3,549	20.2%
2028	72	9,570	3.6%	740	4.2%
2029	135	23,670	8.8%	1,306	7.4%
2030	38	9,159	3.4%	692	3.9%
2031	41	10,248	3.8%	412	2.3%
2032	23	21,247	8.0%	940	5.4%
2033	64	8,391	3.1%	287	1.6%
2034	15	2,125	0.8%	126	0.7%
2035	2	1,042	0.4%	74	0.4%
Thereafter (>2035)	252	38,227	14.3%	1,074	6.1%
Total	1,367	$267,229	100.0%	17,534	100.0%
__________

[1]	Calculated using the most recent available lease terms as of December 31, 2019.